Exhibit 5.0
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
                                       LAW OFFICES
                          ELIAS, MATZ, TIERNAN & HERRICK L.L.P.
TIMOTHY B. MATZ                         12TH FLOOR                         JEFFREY D. HAAS
STEPHEN M. EGE                    734 15TH STREET, N.W.                    KEVIN M. HOULIHAN
RAYMOND A. TIERNAN                WASHINGTON, D.C. 20005                   KENNETH B. TABACH
W. MICHAEL HERRICK                       _______                           PATRICIA J. WOHL
GERARD L. HAWKINS                                                          JEFFREY R. HOULE
NORMAN B. ANTIN                 TELEPHONE: (202) 347-0300                  FIORELLO J. VICENCIO*
JOHN P. SOUKENIK*               FACSIMILE: (202) 347-2172                  DAVID TEEPLES
GERALD F. HEUPEL, JR.                  WWW.EMTH.COM                        CRISTIN ZEISLER
JEFFREY A. KOEPPEL                                                         ANDREW ROSENSTEIN*
DANIEL P. WEITZEL                                                          _____________________
PHILIP ROSS BEVAN                                                          ALLIN P. BAXTER
HUGH T. WILKINSON                                                          JACK I. ELIAS
                                                                           SHERYL JONES ALU
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*NOT ADMITTED IN D.C.

                                November 2, 1998

                                   VIA EDGAR

Board of Directors
Willow Grove Bancorp, Inc.
Welsh and Norristown Roads
Maple Glen, Pennsylvania 19002

Gentlemen:

        We have acted as special counsel to Willow Grove Bancorp, Inc., a Federal corporation in organization (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, of the Registration Statement on Form S-1 (the "Registration Statement"), relating to the issuance of up to 2,530,736 shares of the Company's common stock, par value $.01 per share (the "Common Stock"), in connection with the reorganization of Willow Grove Bank, a Federally chartered mutual savings bank (the "Bank"), into the federal mutual holding company form of ownership, whereby the Bank will convert to a federally chartered stock savings bank as a wholly owned subsidiary of the Company, and the Company will become a majority-owned subsidiary of Willow Grove Mutual Holding Company (the "MHC"), a federally chartered mutual holding company (the "Reorganization"). The shares of Common Stock are being offered hereby pursuant to the Company's Plan of Stock Issuance (the "Plan of Stock Issuance"), which is an integral part of the Bank's Plan of Reorganization from Mutual Savings Bank to Mutual Holding Company (the "Plan of Reorganization"). In this regard, we have examined the Federal Stock Charter and Bylaws of the Company, resolutions of the Board of Directors of the Bank, the Plan of Reorganization, the Plan of Stock Issuance, and such other documents and matters of law as we deemed appropriate for the purposes of this opinion.

        Based upon the foregoing, we are of the opinion as of the date hereof that the Common Stock has been duly and validly authorized, and when issued in accordance with the terms of the Plan of Stock Issuance, and upon the receipt of the consideration required thereby, will be legally issued, fully paid and non-assessable.

        We hereby consent to the filing of this opinion as an exhibit to the Company's Registration Statement and to the references to this firm under the heading "Legal and Tax Opinions" in the Prospectus contained in the Registration Statement.

                                           Very truly yours,

                                           ELIAS, MATZ, TIERNAN & HERRICK L.L.P.


                                           By: /s/ Hugh T. Wilkinson
                                               -----------------------------
                                               Hugh T. Wilkinson, a Partner